                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ADAM LINTER as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign TOMMOROW'S MORNINGS, INC.'s Form 10-KSB report for the year ended June 30, 1997 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                    TITLE                        DATE
     ---------                    -----                        ----

/s/ James R. Rosbe              Director                    August 18, 1997
----------------------
James R. Rosbe


/s/ Rick Nicita                Director                    August 21, 1997
----------------------
Rick Nicita


/s/ Alan G. Dunn               Director                    August 27, 1997
-----------------------
Alan G. Dunn

                                      36